CORNERSTONE MINISTRIES INVESTMENTS, INC.
                                   Corporation

                                       AND

                             COLONIAL TRUST COMPANY
                                     Trustee

                                 ---------------

                                 Trust Indenture

                            Dated as of July 27, 1998

                                 --------------



                                  $3,300,000.00

                      Series A Certificates of Indebtedness

                     Due April 15, 2000, 2001, 2002 and 2003


                  TRUST INDENTURE dated as of July 27, 1998, between CORNERSTONE MINISTRIES INVESTMENTS, INC., a Georgia corporation
                  ("Corporation"), and COLONIAL TRUST COMPANY, an Arizona corporation ("Trustee," "Paying Agent," "Registrar" and "Escrow Agent").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Owners of the Corporation's Series A Certificates of Indebtedness ("Securities"):

                                   Exhibit 4.5


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

                  GRANTING CLAUSE: The Corporation hereby grants, bargains, sells, and conveys unto the Trustee, and the Trust hereby created, all of its right, title and interest in and to the collateral described in Exhibit "A" attached hereto and made a part hereof (the "Collateral") and grants a continuing security interest therein for the purposes herein expressed.

                  TO HAVE AND TO HOLD the Collateral, together with all the appurtenances thereto appertaining (said properties, rights, privileges and franchises including any cash and securities hereafter deposited or required to be deposited with the Trustee herein collectively called the "Trust Estate") unto the Trustee and its successors and assigns forever.

                  ARTICLE 1 * DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions

                  "Certificate" means any of the Series A Certificates of Indebtedness issued pursuant to the terms hereof or any Certificates issued in the future hereunder.

                  "Certificate Payment Fund" means the fund created with Paying Agent into which the Corporation shall pay not less than three
                  (3) business days prior to any principal and interest paying date an amount sufficient to make all principal and interest payments.

                  "Certificated Security" means a Security represented by a physical certificate.

                  "Collateral" means the property as described in Exhibit "A", whether now existing or hereafter acquired.

                  "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                  "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Obligations" means the principal and interest due and payable with respect to Certificates issued pursuant to this Indenture, all expenses and fees of Trustee, Paying Agent and Registrar, and all debts, liabilities and obligations of the Corporation to the Trustee and Certificate Owners related to the Certificates, however evidenced and whether now existing or hereafter incurred, direct or indirect, matured or not matured, absolute or contingent, now due or hereafter to become due (including, without limitation, any and all costs and attorneys' fees incurred by the Trustee in the collection, whether by suit or by any other means, of any of the Obligations) and the extension or renewals of any of the foregoing.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. Sections 10.04 and 10.05.


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

                  "Owner" or "Security Owner" means the person in whose name a Registered Security is registered on the Registrar's books.

                  "Non-certificated Securities" means Securities registered as to ownership in book entry form only.

                  "Principal" of a Security means the amount stated as principal on the face of the Security plus, when appropriate, the premium, if any on the Security.

                  "Registered Security" means Securities of the Corporation issued pursuant to this Indenture and fully registered on the Registrar's books.

                  "Registered Security Owner" means the registered owner of any Registered Security.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities"   means   the   Certificates,   as   amended   or
                  supplemented from time to time.


                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77 aaa et. seq.) as in effect on the date of this Indenture.

                  "Trust   Estate"  means  the   Collateral  and  any  cash  and
                  securities hereafter deposited or required to be deposited with the Trustee.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02.     Other Definitions

                           Term                               Defined in Section

                  "Bankruptcy Law"                            6.01
                  "Event of Default"                          6.01
                  "Legal Holiday"                            10.08
                  "Paying Agent"                              2.03
                  "Registrar"                                 2.03
                  "U.S. Government Obligations"               8.01

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "Indenture Securities" means the Securities.

                  "Indenture Security Owner" means a Security Owner.

                  "Indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional trustee" means the Trustee.

                  "Obligor" on the indenture securities means the Corporation.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by the SEC rule have the meanings assigned to them.

Section 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (3)      "or" is not exclusive; and

                  (4) words in the singular include the plural, and in the plural include the singular.

                  ARTICLE  2 * THE SECURITIES

Section 2.01.     Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit "B". The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

Section 2.02.     Execution and Authentication.

                  Two Officers shall sign the Certificated Securities for the Corporation by facsimile signature. The Corporation's seal shall be reproduced on the Securities.

                  If an Officer who signed a Certificated Security no longer holds that office at the time the Trustee authenticates the Certificated Security, the Certificated Security shall be valid nevertheless.


                  No Certificated Security shall be valid until the Trustee manually signs the certificate of authentication on the Certificated Security or authorizes the Registrar to register the Non-certificated Security in the official registry. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $3,300,000 upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. The aggregate principal amount of Securities outstanding at any time may be increased pursuant to the provisions of Section
                  9.07 hereof.

Section 2.03.     Registrar and Paying Agent.

                  The Corporation has appointed Colonial Trust Company, whose address is 5336 North 19th Avenue, Phoenix, Arizona 85015, as Registrar and Paying Agent. Requests for transfer or exchange and for payment of Securities shall be made to Colonial Trust Company at said address.

Section 2.04.     Trust Monies.

                  All monies received as proceeds from the sale of the Securities and interest accrued thereon from payments made by the Corporation to Paying Agent into the Certificate Payment Fund or otherwise ("Trust Monies") shall be deemed part of the Trust Estate. All Trust Monies shall be held for the ratable benefit of the Owners of the Certificates. Trust Monies may be invested in any form of account or deposit insured by depositor insurance or in interest-bearing obligations issued by the United States government or any political subdivision thereof or money market mutual funds consisting solely of such investments. Paying Agent and/or Trustee may commingle such Trust Monies with similar funds of other issues, but shall maintain detailed records to reflect the share thereof attributable to each issuer. Periodic statements shall be provided to the Corporation reflecting all receipts and disbursements of Trust Monies. The Trust Monies shall not be assignable by the Corporation nor subject to the process of any court upon legal action by or against the Corporation or by anyone claiming under or through it. Paying Agent shall hold in trust for the benefit of Security Owners or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and shall notify the Trustee of any default by the Corporation in making any such payment.

Section 2.05.     Security Owner Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Security Owners who submit their names and addresses to the Trustee in accordance with TIA ss. 313(c). If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the name and addresses of Registered Security Owners.

Section 2.06.     Registration, Transfer and Exchange.

                  The Corporation will issue fully Registered Securities in the form of Exhibit "B". The Securities will be initially issued only as Registered Securities.

                  When a Certificated Security is presented to the Registrar with a request to register the transfer, the Registrar shall register the transfer as requested if the requirements of applicable state law are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Registrar may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 2.09, 3.06 or 9.05.

Section 2.07.     Replacement Securities.

                  If the Owner of a Certificated Security claims that a Certificated Security has been lost, destroyed or wrongfully taken, the Registrar shall issue and the Trustee shall authenticate a replacement Security. An indemnity bond must be sufficient in the judgment of the Registrar and the Trustee to protect the Corporation, the Trustee, the Paying Agent, and the Registrar from any loss which any of them may suffer if a Certificated Security is replaced. The Registrar may charge for its expenses in replacing a Security.

Section 2.08.     Outstanding Securities.

                  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. Securities outstanding include those held by the Corporation or its affiliates.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.

                  The Registered Security Owner shall be treated as the owner of the Security for all purposes of this Indenture.

Section 2.09.     Temporary Securities.

                  Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considered appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.10.     Cancellation.

                  The Corporation at any time may direct the Trustee to cancel unsold Securities or Securities owned by the Corporation. The Registrar and the Paying Agent shall forward to the Trustee any Certificated Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy Certificated Securities surrendered for transfer, exchange, payment or cancellation. The Corporation may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

Section 2.11.     Defaulted Interest.

                  If and to the extent the Corporation defaults in a payment of interest on any Registered Securities, it shall pay the defaulted interest to the persons who are Registered Security Owners on a subsequent special record date. The Corporation shall fix the record date and payment date. At least thirty (30) days before the record date, the Corporation shall mail to each Registered Security Owner a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful matter.

Section 2.12.     Book Entry Form.

                  Notwithstanding anything contained herein to the contrary, each of the Certificates issued hereunder may be issued in book entry form as a non-certificated Security.

Section 2.13.     Escrow of Proceeds.

                  The proceeds from the sale of the certificates shall be held in escrow by Trustee as Trust Monies under Section 2.04, and shall be released to the Corporation in accordance with the "Use of Proceeds" section of the Prospectus.

ARTICLE 3 l REDEMPTION

Section 3.01.     Notices to Trustee.

                  If the Corporation wants to redeem Securities pursuant to the terms of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. If the Corporation wants to credit against any such redemption Securities it has not previously directed the Trustee to cancel, it shall deliver such directions along with any Certificated Securities to be cancelled. The Corporation shall give each notice provided for in this Section at least ten (10) days prior to the proposed date of mailing a notice of redemption as provided in Section 3.03 hereof.

Section 3.02.     Selection of Securities to be Redeemed.

                  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $500. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03.     Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Corporation shall mail and first publish notice of redemption as provided in Section 10.02.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price as specified in the Securities;

                  (3)      The name and address of the Paying Agent;

                  (4) that Certificated Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                  (5) that interest ceases to accrue on Securities called for redemption on and after the redemption date.

                  At the Corporation's request, the Trustee shall give the notice of redemption in the Corporation's name and at its expense.

Section 3.04.     Deposit of Redemption Price.

                  On or before the redemption date, the Corporation shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.05.     Effect of Notice of Redemption.

                  Once Notice of redemption is given, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Certificated Securities must be surrendered to the Paying Agent. Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.

Section 3.06.     Securities Redeemed in Part.

                  Upon surrender of a Certificated Security that is redeemed in part only, the Trustee shall authenticate for the Owner a new Certificated Security equal in principal amount to the unredeemed portion of the Certificated Security surrendered.

                  ARTICLE 4 l COVENANTS

Section 4.01.     Payment of Securities.

                  The Corporation shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. To facilitate the payment of principal and interest, the Corporation has created with Paying Agent a Certificate Payment Fund into which the Corporation shall pay not less than three (3) business days prior to any principal and interest paying date an amount sufficient to make all principal and interest payments. Paying Agent will disburse from said fund all payments of principal and interest on Certificates, Trustee's fees and such other sums as are provided herein. Paying Agent shall notify the Corporation of the amounts required to be deposited into said fund at least five (5) business days prior to any principal and interest payment date.

                  The Corporation shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.     Books and Records.

                  The Corporation covenants and agrees that it will, at all times and from time to time, permit the Trustee and its agents or accountants to have access to and to inspect and make extracts from, the Corporation's books, accounts, papers, documents and memoranda pertinent to any of the covenants, conditions and agreements of this Indenture in respect of the Securities.

Section 4.03.     Use of Proceeds.

                  The Corporation hereby covenants to use the proceeds from the sale of the Securities in accordance with the terms and conditions set forth in the Prospectus of the Corporation with respect to the Securities.

Section 4.04.     Corporate Existence.

                  Subject to Article 5, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation is no longer desirable in the conduct of the Corporation's business and that the loss will not be disadvantageous in any material respect to the Owners.

Section 4.05.     Compliance Certificate.

                  The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any default by the Corporation in performing its covenants in Article 4. If they do know of such a default, the certificate shall describe the default. The certificate need not comply with Section 10.05. The first certificate shall be delivered to the Trustee by May 1, 1999.

Section 4.06.     SEC Reports.

                  The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the other provisions of TIA ss. 314(a).

Section 4.07.     Collateral.

                  This Indenture and the Securities are secured by a security interest, lien, charge or encumbrance on the proceeds of the offering (cash and investments) and various loans made by the Corporation which shall be collaterally assigned to the Trustee for the benefit of the Owners of the Securities. At all times, the Corporation agrees that the principal balance of the then outstanding Certificates will be secured by the proceeds of this offering and loans collaterally assigned to the Trustee in an amount (combined face value of such cash and investments and principal balance of all collaterally assigned loans) not less than the outstanding principal balance of the then outstanding Certificates. In furtherance of the foregoing, the proceeds from the sale of the Certificates shall be segregated and maintained in escrow by Trustee until used in accordance with the use of proceeds provisions of the Prospectus. In allocating loans to be collaterally assigned to the Trustee, the Corporation shall select loans made in accordance with its then current policies and procedures, which are fairly representative of the Corporation's entire loan portfolio. The Corporation shall be entitled to substitute loans which meet the foregoing requirements from time to time. The Corporation shall provide to Trustee 120 days following the close of each fiscal year or within 30 days after written request by the Trustee a certificate of an executive officer confirming that, as of the date of response, the Corporation is in compliance with its collateral obligations hereunder and containing such other details as the Trustee may reasonably request. Additionally, the Corporation agrees to execute and deliver to Trustee a separate collateral assignment of each note and mortgage (which terms shall include deeds of trust, deeds to secure debt and other securities instruments) as each loan is made by the Corporation and execute such other and further assignments and documents as may be reasonably required by Trustee to evidence the security interest created hereby in favor of Trustee.

                  The Trustee shall have no responsibility or obligation to determine the validity of any lien or Collateral assigned to the Trustee to secure the Certificates, the priority of the lien position, the value of the underlying property securing the lien, the correctness of the documentation evidencing the lien or the assignment thereof or otherwise. Furthermore, the Trustee shall have no liability for any loss resulting from any invalidity or insufficiency in regard to the Collateral, the collateral documentation or the assignment thereto by the Corporation.

                  ARTICLE 5 * SUCCESSOR CORPORATION

Section 5.01.     When Corporation May Merge, etc.

                  The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the resulting, surviving or transferee corporation assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture.

                  ARTICLE 6 * DEFAULTS AND REMEDIES

                                             Default.

Section 601.      Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of sixty (60) days;

                  (2) the Corporation defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise and the default continues for a period of sixty (60) days;

                  (3) the Corporation fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                  (4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) fails generally to pay its debts as they become due; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Corporation in an involuntary case;

                           (B) appoints a Custodian of the Corporation or for any substantial part of its property; or

                           (C)      orders the liquidation of the Corporation;

                           and the order or decree remains unstayed and
                              in effect for 90 days.

                  The term "Bankruptcy Law" means Title 11, United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" mans any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy law.

                  A default under clauses (1), (2) and (3) above is not an Event of Default until the Trustee notifies the Corporation of the default and the Corporation does not cure the default within ninety (90) days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.     Acceleration.

                  If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation or the Owners of at least a majority in principal amount of the Securities by notice to the Corporation and the Trustee may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon a declaration such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if at any time after the principal of the Securities has been declared due and payable, all defaults have been cured and all amounts in respect of which the Corporation shall be in default, together with the expenses and reasonable charges of Trustee and reasonable attorneys'
                  fees  with  interest  at a rate  equal  to two (2)  percentage points in excess of the highest rate on any of the Certificates on such expenses, charges and fees, then the Trustee shall waive such default and its consequences by written notice to the Corporation.

Section 603.      Sale of Collateral.

                  If an Event of Default has occurred and has not been cured as provided herein, the Trustee shall have the right, without further notice to the Corporation, to (i) enter upon and into the premises of the Corporation without liability for trespass and to remove all of the Collateral and all books, records, invoices, and other documentation relating thereto, and (ii) take possession, hold, operate and manage the Collateral; however, the Trustee shall not be obligated to take possession in the event of default. The Trustee may require the Corporation to assemble or package the Collateral and make it available to the Trustee at a place to be designated by the Trustee reasonably convenient to the parties, and in such event the Corporation agrees to make available to the Trustee all of the Corporation's facilities for the purposes of removing or taking possession of the Collateral or putting it in a saleable form.

                  The Trustee at its sole option and discretion may, or the Trustee shall upon receipt of written requests from 50% in principal amount of all the outstanding Certificates, sell, assign, lease, or otherwise dispose of the Collateral, in whole or in part, at public or private sale upon terms and conditions established by the Trustee. Any notice required to be given in connection with such disposition shall be given in accordance with Section 10.02 hereof at least ten (10) days prior to the proposed sale or other disposition, which amount of time the parties hereto agree shall be reasonable. The Trustee need not give such notice, however, with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. At any public sale or disposition of the Collateral the Trustee shall have the right to bid and become the purchaser, and to have at its discretion all or any part of the Obligations credited against the purchase price bid by the Trustee for the Collateral. The proceeds from any sale or disposition of the Collateral shall be applied first to all expenses. In the event any such remaining proceeds are sufficient to pay the Obligations any surplus shall be remitted to the Corporation.

                  To facilitate the exercise by the Trustee of the rights and remedies set forth in this Section, the Corporation hereby constitutes the Trustee or its agents, or any other person whom the Trustee may designate, as attorney-in-fact for the Corporation, at the Corporation's own cost and expense, to exercise all or any of the following powers, which being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been paid in full and shall be in addition to any other rights and remedies that the Trustee may have: (1) to remove from any premises where they may be located any and all documents, instruments, files, and records relating to Collateral and any receptacles and cabinets containing the same, and at the Corporation's cost and expense to use such of the personnel, supplies, and space of the Corporation at its place of business as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (2) to receive, open, and dispose of all mail related to the Church Loan Fund addressed to the Corporation and to notify postal authorities to change the address for delivery thereof to such address as the Trustee may designate; and (3) to take or bring, in the Trustee's name or in the name of the Corporation, all steps, actions, suits, or proceedings deemed by the Trustee necessary or desirable to effect collection of or to realize upon the Collateral.

Section 604.      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceedings. A delay or omission by the Trustee or any Security Owner in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


Section 6.05.     Waiver of Past Defaults.

                  Subject to Section 9.02 the Owners of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

Section 6.06.     Control by Majority.

                  The Owners of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Security Owners, or that may involve the Trustee in personal liability.

Section 6.07.     Limitation on Suits.

                  A Security Owner may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Owner gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Owners of at least a majority in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3)      such Owner or Owners  offer to the Trustee  indemnity
                           satisfactory   to  the  Trustee   against  any  loss,
                           liability or expense; and

                  (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

                  A Security Owner may not use this Indenture to prejudice the rights of another Security Owner or to obtain a preference or priority over any other Security Owner.

Section 6.08.     Rights of Owners to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Owner of a Security to receive payment of principal and interest on the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Owner of the Security.

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Security Owners allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Security Owners for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the

                  Securities for principal and interest, respectively; and

                  Third:  to the Corporation.

                  The Trustee may fix a record date and payment date for any payment to Registered Security Owners.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Owner of Securities pursuant to Section 6.07, or a suit by Owners of more than 10% in principal amount of the Securities.


                  ARTICLE 7 l TRUSTEE

Section 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee, which for purposes of this
                           Article 7 shall include its responsibilities as Registrar, Paying Agent, Escrow Agent as well as Trustee, shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 and 6.06.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
                           (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Corporation.

Section 7.02.     Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e)      The  Trustee  shall  not  be   responsible   for  the
                           sufficiency of the Collateral.

                  (f) The Trustee assumes no duty to ensure the procuring of insurance on the Collateral or the payment of taxes and assessments with respect thereto.

Section 7.03.     Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than its certificate of authentication, or in any Prospectus used in the sale of the Securities, other than statements provided in writing by the Trustee for use in such Prospectus.

Section 7.04.     Individual Rights of Trustee, etc.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-registrar may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.05.     Notice of Defaults.

                  If an Event of Default occurs and is continuing, and if it is known to the Trustee, the Trustee shall mail and first publish as provided in Section 10.02 notice of the default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Security Owners.

Section 7.06      Reports by Trustee to Owners.

                  Within sixty (60) days after each August 1, beginning with the October following the date of this Indenture, the Trustee shall provide to the Security Owners specified in TIA ss.313(c) a brief report dated as of such August 1 that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b).

                  A copy of each report at the time of its mailing to Security Owners shall be filed with the SEC.

Section 7.07.     Compensation and Indemnity.

                  The Corporation shall pay to the Trustee from time to time reasonable compensation for its services as set forth in a separate agreement between the Corporation and Trustee. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and attorneys. The Corporation shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claims and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all Trust Monies.

Section 7.08.     Replacement of Trustee.

                  The Trustee may resign by so notifying the Corporation. The Corporation may remove the Trustee at any time, without cause, by so notifying the removed Trustee. The Corporation or the Owners of a majority in principal amount of the Securities may appoint a successor Trustee with the Corporation's consent. The Corporation or the Owners of a majority in principal amount of the Securities may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall give notice of its succession to each Security Owner as provided in Section 10.02.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Owners of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Security Owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1). The Trustee shall have a combined capital and surplus of at least $500,000 as set forth in its most recent published annual report of condition. The
                  Trustee shall comply with TIA ss.310(b), including the optional provision permitted by the second sentence of TIA ss.310(b)(9).

Section 7.11.     Preferential Collection of Claims Against Corporation.

                  The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated.

ARTICLE 8 l DISCHARGE OF INDENTURE

Section 8.01.     Termination of Corporation's Obligations.

                  The Corporation at any time may terminate its obligation to pay an installment of principal or interest if it deposits with the Trustee money or U.S. Government Obligations sufficient to pay the installment when due. The Corporation shall designate the installment.

                  The Corporation at any time may terminate all of its obligations under the Securities and this Indenture if it deposits with the Trustee money or U.S. Government Obligations as provided in the Securities. The Corporation's obligations, however, in paragraph 10 of the Securities and in Sections 2.04, 2.05, 2.06, 2.07, 7.07 and 7.08 shall survive until the
                  Securities are no longer outstanding. Thereafter, the Corporation's obligations in such paragraph 10 and in Section
                  7.07 shall survive.

                  Before  or  after  a   deposit   the   Corporation   may  make
                  arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  After a deposit pursuant to the second paragraph of this Section, the Trustee shall acknowledge in writing the
                  discharge   of  the   Corporation's   obligations   under  the
                  Securities and this Indenture except for those surviving obligations specified above.

                  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money sufficient to pay the installment.

                  In order to have money available on payment dates to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment dates in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  "U.S. Government Obligations" means:

                  (1) direct obligations of the United States for the payment of which its full faith and credit is pledged; or

                  (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

Section 8.02.     Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.03.     Repayment to Corporation.

                  The Trustee shall promptly pay to the Corporation any excess money or securities held by it at any time. The Trustee shall pay to the Corporation any money held by it for the payment of principal or interest that remains unclaimed for two years.


                  ARTICLE 9 * AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.     Without Consent of Owners.

                  The Corporation may amend or supplement this Indenture or the Securities without notice to or consent of any Security Owner:

                  (1)      to  cure   any   ambiguity,   omission,   defect   or
                           inconsistency;

                  (2) to make any changes that do not adversely affect the rights of any Security Owner; or

                  (3)      to  secure  additional  Certificates  issued  by  the
                           Corporation   hereunder   pursuant  to  Section  9.07
                           hereof.

                  The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to or consent of any Security Owner if the waiver does not adversely affect the rights of any Security Owner.

Section 9.02.     With Consent of Owners.

                  The Corporation may amend or supplement this Indenture or the Securities without notice to any Security Owner but with the written consent of the Owners of not less than a majority in principal amount of the Securities. The Owners of a majority in principal amount of the Securities may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to any Security Owner. Without the consent of each Security Owner affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Securities whose Owners must consent to an amendment, supplement or waiver;

                  (2) reduce the rate or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the fixed maturity of any Security;

                  (4) make any Security payable in money other than that stated in the Security; or

                  (5) waive a default on payment of principal or of interest on any Security.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  A consent to an amendment, supplement or waiver by a Owner of a Security shall bind the Owner and every subsequent Owner of a Security or portion of a Security that evidences the same debt as the consenting Owner's Security, even if notation of the consent is not made on any Security. Any such Owner or subsequent Owner, however, may revoke the consent as to his Security or portion of a Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Security Owner unless it makes a change described in clauses (2), (3), (4), or (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Owner of a Security who has consented to it and every subsequent Owner of a Security or portion of a Security that evidences the same debt as the consenting Owner's Security.

Section 9.05.     Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Owner of a Certificated Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Certificated Security about the changed terms and return it to the Owner. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Certificated Security shall issue and the Trustee shall authenticate a new Certificated Security that reflects the changed terms.

Section 9.06.     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Corporation may not sign an amendment or supplement until the Board of Directors of the Corporation approves it.

Section 9.07.     Future Certificates.

                  The Corporation shall have the right to issue additional Certificates to be secured hereby, provided the Corporation is not in default under any provision of this Trust Indenture. Such additional Certificates shall be issued pursuant to resolution duly adopted by the governing body of the Issuer; provided, however, that the additional Certificates are issued pursuant to a supplement to this Trust Indenture. An executed copy of said Supplemental Trust Indenture, signed by the Corporation and the Trustee, shall serve as a modification of this Indenture. Such additional Certificates shall be of equal standing and priority with all other series of Certificates issued pursuant to this Indenture.

Section 9.08.     Release of Collateral.

                  Upon the written request of the Corporation, the Trustee may, from time to time, so long as the Corporation shall not be in default hereunder, release from the lien hereof any Collateral, (i) in the ordinary course of business upon the payment or sale of a loan, or (ii) when the amount of Collateral exceeds the amount required by Section 4.07 hereof, or (iii) when in its judgment, based upon the Certificate of some disinterested person selected by the Trustee for purpose of investigating the question, other property of equal value is substituted therefor and subjected to the lien hereof, so that such a release shall not impair the security of the Security Owners.

                  ARTICLE 10 * MISCELLANEOUS

Section 10.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.    Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Corporation:

                                       Cornerstone Ministries Investments, Inc.
                                       6035 Atlantic Boulevard, Suite F
                                       Norcross, Georgia  30071-1345

                  if to the Trustee:

                                       Colonial Trust Company
                                       5336 North 19th Avenue
                                       Phoenix, Arizona  85015
                                       Attention:  Corporate Trust Department

                  The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to Security Owners shall be sufficiently given if mailed by first-class mail to each Registered Security Owner.

                  Any notice or communication mailed to a Security Owner shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to give notice or communication to a Security Owner or any defect in it shall not affect its sufficiency with respect to other Security Owners. If a notice or communication is mailed, it is duly given, whether or not the Security Owner receives or reads it.

Section 10.03.    Communication by Owners with Other Owners.

                  Security Owners may communicate pursuant to TIA ss.312(b) with other Security Owners with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

Section 10.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any  request or  application  by the  Corporation  to the
                  Trustee  to  take  any  action   under  the   Indenture,   the
                  Corporation shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Trustee.

Section 10.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06.    When Securities Disregarded.

                  In determining whether the Owners of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by a person, directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing only, Securities outstanding at the time shall be considered in any such determination.

Section 10.7.     Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to actions by or a meeting of Security-Owners. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.8.     Legal Holidays.

                  A "Legal Holiday" is a Saturday, Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.9.     Governing Law.

                  This Indenture and the Securities shall be governed by the laws of the State of Georgia.

Section 10.10.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11.    No Recourse Against Others.

                  As described in the Securities, all liability of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

Section 10.12.    Successors.

                  All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13.    Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each sign copy shall be an original, but all of them taken together represent the same agreement.

                                   SIGNATURES

Dated: July 27, 1998                   CORNERSTONE MINISTRIES
                                       INVESTMENTS, INC.

                                       By:______________________________________
                                             John T. Ottinger, Secretary

                                                       (SEAL)

Dated: July 27, 1998                  COLONIAL TRUST COMPANY



                                      By:_______________________________________
                                          Name:

Attest:                                   Title:

----------------------------------
Assistant Trust Officer                                 (SEAL)

                                   EXHIBIT "A"

                                   COLLATERAL

         The  proceeds  of  the  offering  of  the  Series  A  Certificates   of
Indebtedness to be held in escrow by Trustee (including the securities and investments and other investments thereof) and the loans as determined from time to time by the Corporation which are collaterally assigned to Trustee as provided herein.